As filed with the Securities and Exchange Commission on August 8, 2019

Registration No. 333-182189

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

EMBASSY BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	26-3339011
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

100 Gateway Drive, Suite 100

Bethlehem,  Pennsylvania  18017

(610) 882-8800

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David M. Lobach, Jr.
Chairman, President and Chief Executive Officer
Embassy Bancorp, Inc.

100 Gateway Drive, Suite 100

Bethlehem, Pennsylvania  18017

(610) 882-8800

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With copies to:

Kenneth J. Rollins, Esquire

Pillar Aught LLC

4201 E. Park Circle

Harrisburg, PA  17111

(717) 308-9910

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☑

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

Embassy Bancorp, Inc. (the “Company”) is filing this Post-Effective Amendment to its Registration Statement on Form S-3 (File No. 333-182189), filed with the Securities and Exchange Commission on June 18, 2012 (the “Registration Statement”), to withdraw and remove from registration the unissued and unsold shares of the Company’s common stock, $1.00 par value per share (the “Common Stock”), issuable by the Company pursuant to its Dividend Reinvestment and Stock Purchase Plan previously registered by the Company pursuant to the Registration Statement.

The Company has terminated the offering of its securities pursuant to the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethlehem, Commonwealth of Pennsylvania, on August 8, 2019.

EMBASSY BANCORP, INC.

By:	/s/ David M. Lobach, Jr.
David M. Lobach, Jr.
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated on August 8, 2019.

Signature	Capacity

/s/ David M. Lobach, Jr.	Chairman, President and Chief Executive Officer
David M. Lobach, Jr.	(Principal Executive Officer)

/s/ Judith A. Hunsicker	First Executive Officer; Chief Operating and Financial Officer
Judith A. Hunsicker	(Principal Financial and Accounting Officer)

Director
Frank Banko, III

*	Director
Geoffrey F. Boyer

*	Director
John G. Englesson

*	Director
Bernard M. Lesavoy

*	Director
John C. Pittman

Director
Patti Gates Smith

Director
John T. Yurconic

*By:	/s/ David M. Lobach, Jr.
David M. Lobach, Jr., Attorney-in-Fact
Pursuant to Power of Attorney